UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2015

Alnylam Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36407	77-0602661
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Third Street, Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 551-8200

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08.	Shareholder Director Nominations.

The Board of Directors (the “Board”) of Alnylam Pharmaceuticals, Inc. (the “Company”) has established May 1, 2015 as the date of the Company’s 2015 annual meeting of stockholders (the “2015 Annual Meeting”). The Board also has established the close of business on March 4, 2015 as the record date for determining stockholders entitled to receive notice of and to vote at the Annual Meeting. The Company currently intends to make its proxy materials available to stockholders beginning on or about March 13, 2015.

Because the 2015 Annual Meeting date has advanced by more than 30 days from the anniversary date of the Company’s 2014 annual meeting of stockholders (the “2014 Annual Meeting”), in accordance with Rule 14a–5(f) under the Securities Exchange Act of 1934, as amended, the Company is informing stockholders of such change.

The Company’s Amended and Restated Bylaws require that the Company be given advance notice of stockholder nominations for election to the board of directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders, other than matters included in the Company’s proxy statement. The required notice must be in writing and received by the Company’s Corporate Secretary at its principal offices, 300 Third Street, Cambridge, Massachusetts 02142, by not later than the close of business on February 13, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALNYLAM PHARMACEUTICALS, INC.

Date: February 3, 2015	By:	/s/ Michael P. Mason

Michael P. Mason
Vice President, Finance and Treasurer